UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 12, 2007
Date of Report (Date of earliest event reported)

Oakley, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-13848	95-3194947
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Icon Foothill Ranch, CA 92610 (Address of principal executive offices) (Zip Code)

(949) 951-0991
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 12, 2007, Oakley, Inc. (“Oakley”), through its wholly-owned subsidiary, Merlita Acquisition Corporation (“Merlita”), consummated the acquisition of the significant assets of Eye Safety Systems, Inc. (“ESS”) pursuant to the terms of an Asset Purchase Agreement dated November 21, 2006 (“Asset Purchase Agreement”) by and among Oakley, Merlita, ESS, the stockholders of ESS and John D. Dondero as the stockholders’ representative. Pursuant to the Asset Purchase Agreement, Oakley acquired ESS’s assets for $110 million cash, subject to certain indemnities and post-closing adjustments.

The foregoing description of the Asset Purchase Agreement and the transactions consummated thereby is qualified in its entirety by reference to the Asset Purchase Agreement included as Exhibit 2.1 hereto and incorporated by reference herein.

Item 8.01. Other Events.

Oakley reaffirmed its expectation that the acquisition discussed in Item 2.01 above will contribute approximately $0.05 to earnings per share in 2007. Oakley also announced that it will provide detailed 2007 full year guidance and limited first quarter 2007 earnings guidance in conjunction with its fourth quarter 2006 earnings announcement, expected on February 8, 2007.

The information contained in this Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in this Item 8.01 is not incorporated by reference into any filings of Oakley made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) will be filed by amendment not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by Item 9.01(b) will be filed by amendment not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

2.1
Asset Purchase Agreement, dated November 21, 2006, by and among Oakley, Inc., a Washington corporation, Merlita Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Oakley, Eye Safety Systems, Inc., a Delaware corporation, the stockholders of Eye Safety Systems, Inc., and John D. Dondero, an individual, as stockholders’ representative (incorporated by reference from Oakley’s Current Report on Form 8-K filed November 22, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKLEY, INC.
Date: January 19, 2007	By:	/s/ Cosmas N. Lykos
Cosmas N. Lykos Vice President, Business Development

EXHIBIT INDEX

Exhibit Number	Description
2.1
Asset Purchase Agreement, dated November 21, 2006, by and among Oakley, Inc., a Washington corporation, Merlita Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Oakley, Eye Safety Systems, Inc., a Delaware corporation, the stockholders of Eye Safety Systems, Inc., and John D. Dondero, an individual, as stockholders’ representative (incorporated by reference from Oakley’s Current Report on Form 8-K filed November 22, 2006).